EXECUTION VERSION

REAFFIRMATION AGREEMENT, dated as of August 5, 2016 (this “Agreement”), among (a) Reynolds Group Holdings Limited (“Holdings”), (b) Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Closure Systems International Holdings LLC, Pactiv LLC, Evergreen Packaging Inc., Reynolds Consumer Products LLC, Beverage Packaging Holdings (Luxembourg) III S.à r.l., Closure Systems International Inc. and Graham Packaging Company Inc. (collectively, with Closure Systems International B.V., the “Borrowers”), (c) Reynolds Group Issuer (Luxembourg) S.A. (“Lux Issuer”), Reynolds Group Issuer LLC (“LLC Issuer”) and Reynolds Group Issuer Inc. (“Inc. Issuer”) (collectively, the “Issuers”), (d) the Grantors listed on Schedule A hereto (the “Security Reaffirming Parties”) and the Grantors listed on Schedule C hereto (together with the Security Reaffirming Parties, the “Reaffirming Parties”), (e) Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below), (f) The Bank of New York Mellon, as trustee under the June 2016 Senior Secured Notes Indenture (as defined below) (in such capacity, the “June 2016 Trustee”), (g) The Bank of New York Mellon, as trustee under the September 2012 Senior Secured Notes Indenture (as defined below) (in such capacity, the “September 2012 Trustee”), (h) The Bank of New York Mellon, as trustee under the February 2011 Senior Secured Notes Indenture (as defined below) (in such capacity, the “February 2011 Trustee”) and (i) The Bank of New York Mellon as collateral agent (the “Collateral Agent”) and Wilmington Trust (London) Limited as additional collateral agent (the “Additional Collateral Agent” and, together with the Collateral Agent, the “Collateral Agents”) under the First Lien Intercreditor Agreement (as defined below).
A.The Administrative Agent, The Bank of New York Mellon, as trustee under an indenture dated as of November 5, 2009, the Collateral Agents and the Reaffirming Parties, among others, entered into the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement dated as of January 21, 2010 (the “First Lien Intercreditor Agreement”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the First Lien Intercreditor Agreement, the Credit Agreement (as defined below) and Amendment No. 10 (as defined below), as applicable.
B.    Pursuant to Amendment No. 10 and Incremental Assumption Agreement dated as of the date hereof (“Amendment No. 10”), related to the Third Amended and Restated Credit Agreement dated as of September 28, 2012, among Holdings, the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), certain Borrowers have, on the date hereof, borrowed New Incremental Term Loans, the Consenting U.S. Revolving Credit Lenders have agreed to extend the maturity of their U.S. Revolving Credit Commitments, the New Incremental Revolving Credit Lenders have agreed to provide New Incremental Revolving Credit Commitments and the parties thereto have agreed to amend the Credit Agreement.
C.    The Issuers, the Collateral Agents, the February 2011 Trustee and The Bank of New York Mellon, London Branch, as paying agent, among others, entered into an indenture, dated as of February 1, 2011 (as amended or supplemented prior to the date hereof, the “February 2011 Senior Secured Notes Indenture”), pursuant to which the Issuers issued certain debt securities. On February 1, 2011, in connection with such issuance, the February 2011 Trustee became a party to the First Lien Intercreditor Agreement pursuant to Section 5.02(c) thereof.
D.    The Issuers, the Collateral Agents, the September 2012 Trustee and The Bank of New York Mellon, London Branch, as paying agent, among others, have entered into an indenture, dated as of September 28, 2012 (the “September 2012 Senior Secured Notes Indenture”), pursuant to which the Issuers issued certain debt securities. On September 28, 2012, in connection with such issuance, the September 2012 Trustee became a party to the First Lien Intercreditor Agreement pursuant to Section 5.02(c) thereof.
E.    The Issuers, the Collateral Agents, the June 2016 Trustee and The Bank of New York Mellon, London Branch, as paying agent, among others, have entered into an indenture, dated as of June 27, 2016 (the “June 2016 Senior Secured Notes Indenture”), pursuant to which the Issuers issued certain debt securities. On June 27, 2016, in connection with such issuance, the June 2016 Trustee became a party to the First Lien Intercreditor Agreement pursuant to Section 5.02(c) thereof.
F.    The Issuers have issued, on August 1, 2016, certain additional debt securities pursuant to the June 2016 Senior Secured Notes Indenture, as supplemented pursuant to a supplemental indenture dated August 1, 2016.
G.    Certain of the Security Reaffirming Parties are party to one or more of the Reaffirmed Security Documents (as defined below).
H.    Each Reaffirming Party expects to realize, or has realized, direct and indirect benefits as a result of the consummation of the 2016 Restatement Transactions.
In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

Reaffirmation
SECTION 1.01.    Reaffirmation. (a) Each Security Reaffirming Party (i) agrees that, notwithstanding the effectiveness of Amendment No. 10 or consummation of the 2016 Restatement Transactions, each of the Security Documents (as each may have been amended, modified and/or confirmed on or prior to the date hereof) set forth on Schedule B hereto to which it is a party (each, a “Reaffirmed Security Document”) continues to be in full force and effect, subject to the Legal Reservations, and is hereby ratified and reaffirmed, (ii) confirms its respective pledges and grants of security interests in the Collateral to the extent provided in the Reaffirmed Security Documents and (iii) acknowledges that each such Reaffirmed Security Document to which it is a party and the First Lien Intercreditor Agreement continue in full force and effect subject to the Legal Reservations and extend, subject to the limitations contained therein, to any additional Bank Obligations arising as a result of the 2016 Restatement Transactions, which shall, as of the date hereof, be considered “Credit Agreement Obligations” under the First Lien Intercreditor Agreement.
(a)    Each Reaffirming Party hereby (i) ratifies and affirms Amendment No. 10 and the 2016 Restatement Transactions, (ii) agrees that, notwithstanding the effectiveness of Amendment No. 10, its guarantee provided pursuant to Article X of the Credit Agreement continues to be in full force and effect, (iii) confirms its guarantee of the Bank Obligations (with respect to itself) as provided in the Loan Documents (including any limitations expressly set forth therein as may be amended and/or modified from time to time) and (iv) acknowledges that such guarantee (including any limitations thereto expressly set forth in the relevant Loan Document, including Schedule 10.03 of the Credit Agreement mutatis mutandis and in any Guarantor Joinder to the Credit Agreement) continues in full force and effect in respect of the Bank Obligations under the Credit Agreement and the other Loan Documents, including any additional Bank Obligations arising as a result of the 2016 Restatement Transactions.
(b)    Each of the Security Reaffirming Parties hereby confirms and agrees that, with respect to any Reaffirmed Security Document to which it is a party, all additional Bank Obligations arising as a result of the 2016 Restatement Transactions constitute “Obligations”, “Secured Liabilities” and words of similar import as set forth across from and described under the applicable Reaffirmed Security Documents listed in Schedule B.
(c)    Each of the Security Reaffirming Parties hereby agrees that the Parallel Debt, if any, of such Security Reaffirming Party created under the First Lien Intercreditor Agreement or under any Guarantor Joinder in effect prior to the date hereof shall continue to be in full force and effect and shall accrue to the benefit of each Collateral Agent (for the benefit of the Secured Parties (as defined in the First Lien Intercreditor Agreement)) and shall continue to apply, as applicable, in relation to all Obligations following the effectiveness of Amendment No. 10 and the consummation of the 2016 Restatement Transactions.
ARTICLE II

Representations and Warranties
SECTION 2.01.    Organization; Powers. Each Reaffirming Party hereby represents and warrants as of the date hereof that such Reaffirming Party (a) is duly organized, validly existing and in good standing (or where applicable the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization, except where the failure to be in good standing could not reasonably be expected to result in a Material Adverse Effect and (b) has the power and authority to execute, deliver and perform its obligations under this Agreement.
SECTION 2.02.    Authorization. Each Reaffirming Party hereby represents and warrants as of the date hereof that the entry by such Reaffirming Party into this Agreement has been duly authorized by all requisite corporate and/or partnership and, if required, stockholder, works council and partner action.
SECTION 2.03.    Enforceability. Each Reaffirming Party hereby represents and warrants as of the date hereof that this Agreement has been duly executed and delivered by such Reaffirming Party and, subject to the Legal Reservations, constitutes a legal, valid and binding obligation of such Reaffirming Party enforceable against such Reaffirming Party in accordance with its terms.
SECTION 2.04.    Grantors. Holdings hereby represents and warrants as of the date hereof that each Reaffirming Party and the Grantors listed on Schedule D (which are not signatories hereto) hereto constitute all of the Grantors under the Credit Agreement and the First Lien Intercreditor Agreement existing immediately prior to the date hereof.
ARTICLE III

Miscellaneous
SECTION 3.01.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement; provided that all communications and notices to Wilmington Trust (London) Limited hereunder shall be given to it at the address set forth below, or to such other address as Wilmington Trust (London) Limited may hereafter specify.
Wilmington Trust (London) Limited
Third Floor
1 King’s Arms Yard
London EC2R 7AF
Facsimile: +44 (0)20 7397 3601
Attention: Elaine Lockhart and Paul Barton
SECTION 3.02.    Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms of the Credit Agreement as applicable.
SECTION 3.03.    Effectiveness; Counterparts. This Agreement shall become effective on the date when copies hereof, which when taken together bear the signatures of each Reaffirming Party, the Collateral Agents, the Administrative Agent, the June 2016 Trustee, the September 2012 Trustee and the February 2011 Trustee, shall have been received by each of the Collateral Agents, the Administrative Agent, the June 2016 Trustee, the September 2012 Trustee and the February 2011 Trustee. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic imaging means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
SECTION 3.04.    No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under any Credit Document or discharge or release the priority of any Credit Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the obligations outstanding under any Credit Document or instruments securing the same, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of Holdings, any Borrower, any Issuer or any other Grantor under any Credit Document from any of its obligations and liabilities thereunder. Each of the Credit Documents shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.
SECTION 3.05.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 3.06.    No Other Supplement; Confirmation. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Secured Parties under any Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Credit Document, all of which shall continue in full force and effect.
SECTION 3.07.    Rights of the Collateral Agents. For the avoidance of doubt, notwithstanding anything contained herein, each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agents under the Reaffirmed Security Documents and the First Lien Intercreditor Agreement shall continue in full force and effect and shall apply to this Agreement as if set out in full herein.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REYNOLDS GROUP HOLDINGS LIMITED,
By:
/s/ Helen D. Golding
Name: Helen D. Golding
Title: Authorized Signatory
Witnessed By:
/s/ Amelia Reedy
Name: Amelia Reedy
Title: Personal Assistant

EACH OF THE REAFFIRMING PARTIES LISTED ON SCHEDULE A AND SCHEDULE C HERETO,
By:

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by
/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

by
/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, in its capacity as Collateral Agent,
By:
/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

THE BANK OF NEW YORK MELLON, in its capacity as June 2016 Trustee, September 2012 Trustee and February 2011 Trustee,
By:
/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

WILMINGTON TRUST (LONDON) LIMITED, in its capacity as Collateral Agent, by
/s/ Paul Barton
Name: Paul Barton
Title: Director

List of the Security Reaffirming Parties

JURISDICTION	ENTITY
CANADA	Evergreen Packaging Canada Limited Pactiv Canada Inc. Reynolds Consumer Products Canada Inc.
LUXEMBOURG
Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) II SA
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
Beverage Packaging Holdings (Luxembourg) IV S.à r.l.
Beverage Packaging Holdings (Luxembourg) V S.A.
Beverage Packaging Holdings (Luxembourg) VI S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Reynolds Group Issuer (Luxembourg) S.A.

THE NETHERLANDS	Closure Systems International B.V. Evergreen Packaging International B.V. Reynolds Packaging International B.V.
NEW ZEALAND	Beverage Packaging (New Zealand) Limited Reynolds Group Holdings Limited
UNITED STATES
Bakers Choice Products, Inc.
BCP/Graham Holdings L.L.C.
Beverage Packaging Holdings II Issuer Inc.
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
BRPP, LLC
Closure Systems International Americas, Inc.
Closure Systems International Holdings LLC
Closure Systems International Packaging Machinery Inc.
Closure Systems International Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Evergreen Packaging Inc.
GPC Holdings LLC
GPC Opco GP LLC
GPC Sub GP LLC
Graham Packaging Acquisition Corp.
Graham Packaging Company Inc.
Graham Packaging Company, L.P.
Graham Packaging Holdings Company
Graham Packaging PET Technologies Inc.
Graham Packaging Plastic Products Inc.
Graham Packaging PX Company
Graham Packaging PX Holding Corporation
Graham Packaging PX, LLC
Pactiv International Holdings Inc.
Pactiv LLC
Pactiv Management Company LLC
Pactiv Packaging Inc.
PCA West Inc.
RenPac Holdings Inc.
Reynolds Consumer Products Holdings LLC
Reynolds Consumer Products LLC
Reynolds Group Holdings Inc.
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Manufacturing, Inc.
Reynolds Presto Products Inc.
Reynolds Services Inc.
Southern Plastics Inc.
Trans Western Polymers, Inc.

Part I
List of the Reaffirmed Security Documents
Collateral Agent: The Bank of New York Mellon

JURISDICTION	DOCUMENTS	Local term covering “Obligations” as defined in the FLICA
BRAZIL
Quota Pledge Agreement between The Bank of New York Mellon, Closure Systems International B.V., Closure Systems International Holdings, Inc., Closure Systems International (Brazil) Sistemas de Vedação Ltda. and SIG Euro Holding AG & Co. KGaA dated as of January 29, 2010.

“Secured Obligations”
BRITISH VIRGIN ISLANDS	Share charge dated December 2, 2009 granted by Closure Systems International B.V. over shares in CSI Latin American Holdings Corporation.	“Secured Liabilities”
CANADA
Canadian General Security Agreement dated as of December 2, 2009 granted by Closure Systems International (Canada) Limited (a predecessor of Pactiv Canada Inc.) to The Bank of New York Mellon, as collateral agent.

Canadian General Security Agreement dated as of May 4, 2010 granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon.

Canadian Pledge Agreement dated as of May 4, 2010 granted by Evergreen Packaging International B.V. in favour of The Bank of New York Mellon in respect of shares in Evergreen Packaging Canada Limited.

Deed of Hypothec granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated June 28, 2010.

Bond issued under said Deed of Hypothec by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated June 28, 2010.

Bond Pledge Agreement granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated June 28, 2010.

Canadian General Security Agreement dated as of September 1, 2010 granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon.

Canadian Pledge Agreement dated as of September 1, 2010 granted by Reynolds Packaging International B.V. in favour of The Bank of New York Mellon, relating to shares in Pactiv Canada Inc. and Reynolds Consumer Products Canada Inc., as amended by an amending agreement No. 1 dated April 28, 2011, an amending agreement No. 2 dated April 28, 2011, an amending agreement No. 3 dated July 1, 2011, an amending agreement No. 4 dated January 1, 2012 and an amending agreement No. 5 dated June 30, 2014.

Deed of Hypothec granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated September 1, 2010.

Bond issued under said Deed of Hypothec by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated September 1, 2010.

Bond Pledge Agreement granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated September 1, 2010.

Deed of Hypothec granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated November 16, 2010.

Bond issued under said Deed of Hypothec by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated November 16, 2010.

Bond Pledge Agreement granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated November 16, 2010.

Deed of Hypothec granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated November 16, 2010.

Bond issued under said Deed of Hypothec by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated November 16, 2010.

Bond Pledge Agreement granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated November 16, 2010.

Canadian General Security Agreement dated as of November 16, 2010 granted by Pactiv Canada Inc. in favour of The Bank of New York Mellon.

Canadian General Security Agreement dated as of November 16, 2010 granted by Newspring Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon.

Canadian Pledge Agreement dated as of November 16, 2010 granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon, relating to shares in Dopaco Canada, Inc. as amended by Amending Agreement No. 1 dated April 28, 2011 and Amending Agreement No. 2 dated May 2, 2011 (each delivered by Reynolds Food Packaging Canada Inc., a predecessor of Pactiv Canada Inc.) and an amending agreement No. 3 dated July 1, 2011 and an amending agreement No. 4 dated January 1, 2012 (each delivered by Pactiv Canada Inc. as successor to Reynolds Food Packaging Canada Inc.).

Canadian General Security Agreement dated as of November 16, 2010 granted by 798795 Ontario Limited (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon.

Canadian General Security Agreement dated as of May 2, 2011 granted by Conference Cup Ltd. in favour of The Bank of New York Mellon.

Canadian General Security Agreement dated as of May 2, 2011 granted by Dopaco Canada, Inc. in favour of The Bank of New York Mellon.

Canadian General Security Agreement dated as of May 2, 2011 granted by Garven Incorporated. in favour of The Bank of New York Mellon.

Canadian General Security Agreement dated June 30, 2014 granted by Reynolds Consumer Products Canada Inc. in favour of The Bank of New York Mellon.

“Obligations”
GERMANY
Share Pledge Agreement dated December 18, 2014, between Reynolds Packaging International B.V. as pledgor and The Bank of New York Mellon as collateral agent and pledgee relating to shares of Pactiv-Omni Germany Holdings GmbH.

Share Pledge Agreement dated March 2, 2011, between, inter alia, Pactiv Corporation (now Pactiv LLC) as pledgor and The Bank of New York Mellon as collateral agent and pledgee relating to shares of Pactiv Deutschland Holdinggesellschaft mbH.

Share Pledge Agreement dated September 8, 2011, between, inter alia, Pactiv Corporation (now Pactiv LLC) as pledgor and The Bank of New York Mellon as collateral agent and pledgee relating to shares of Pactiv Deutschland Holdinggesellschaft mbH.

Share Pledge Agreement dated November 7, 2012, between, inter alia, Pactiv Corporation (now Pactiv LLC) as pledgor and The Bank of New York Mellon as collateral agent and pledgee relating to shares of Pactiv Deutschland Holdinggesellschaft mbH.

Share Pledge Agreement dated February 14, 2014, between, inter alia, Pactiv LLC as pledgor and The Bank of New York Mellon as collateral agent and pledgee relating to shares of Pactiv Deutschland Holdinggesellschaft mbH.
“Obligations”
JAPAN
Amended and Restated Blanket Security Over Shares Agreement, dated as of November 1, 2014, among The Bank of New York Mellon, as Collateral Agent, the Secured Parties (as defined therein) and Closure Systems International B.V. as pledgor in respect of Closure Systems International Japan Limited

Blanket Security Over Shares Agreement, dated as of June 1, 2012, among The Bank of New York Mellon, as Collateral Agent, the Secured Parties (as defined therein) and Graham Packaging Acquisition Corp. as pledgor in respect of 65% of the shares of Graham Packaging Japan Godo Kaisha.

“Obligations”
LUXEMBOURG
Share Pledge Agreement dated November 5, 2009 and entered into between Reynolds Group Holdings Limited as pledgor and the Collateral Agent, such pledge being granted over the shares held by Reynolds Group Holdings Limited in the share capital of Beverage Packaging Holdings (Luxembourg) I S.A.

Share Pledge Agreement dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge being granted over the shares held by Beverage Packaging Holdings (Luxembourg) I S.A. in the share capital of Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Share Pledge Agreement dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge being granted over the shares held by Beverage Packaging Holdings (Luxembourg) I S.A. in the share capital of Reynolds Group Issuer (Luxembourg) S.A.

Pledge Over Receivables dated November 5, 2009 and entered into by Reynolds Group Issuer (Luxembourg) S.A. as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by Reynolds Group Issuer (Luxembourg) S.A. towards Beverage Packaging Holdings (Luxembourg) III S.à r.l. under a proceeds loan agreement.

Pledge Over Receivables dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by Beverage Packaging Holdings (Luxembourg) I S.A. towards Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Pledge Over Receivables dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) II SA as pledgor and the Collateral Agent, such pledge being granted over the claims the pledgor owns against Beverage Packaging Holdings (Luxembourg) I S.A. under certain proceeds loans made by Beverage Packaging Holdings (Luxembourg) II SA to Beverage Packaging Holdings (Luxembourg) I S.A.

Profit Participating Bonds Pledge Agreement dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge being granted over the Bonds (as defined therein) issued by Beverage Packaging Holdings (Luxembourg) III S.à r.l. and held by Beverage Packaging Holdings (Luxembourg) I S.A.

Pledge Over Bank Accounts dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, over certain bank accounts opened with the Account Bank (as defined therein).

Pledge Over Bank Accounts dated November 5, 2009 and entered into between Reynolds Group Issuer (Luxembourg) S.A. as pledgor and the Collateral Agent, over certain bank accounts opened with the Account Bank (as defined therein).

Pledge Over Receivables dated December 2, 2009 and entered into between Reynolds Group Holdings Limited as pledgor and the Collateral Agent in the presence of Beverage Packaging Holdings (Luxembourg) I S.A., such pledge being granted over certain receivables held by Reynolds Group Holdings Limited towards Beverage Packaging Holdings (Luxembourg) I S.A. under an intercompany loan agreement.

Share Pledge Agreement dated March 20, 2012 and entered into between Graham Packaging Company, L.P. as pledgor and the Collateral Agent, such pledge being granted over 65% of the shares held by Graham Packaging Company, L.P. in the share capital of Graham Packaging European Holdings (Luxembourg) S.à r.l.

Share Pledge Agreement dated March 20, 2012 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l.as pledgor and the Collateral Agent, such pledge being granted over the shares held by Beverage Packaging Holdings (Luxembourg) III S.à r.l. in the share capital of Beverage Packaging Holdings (Luxembourg) IV S.à r.l.

Pledge Over Receivables dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l. as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by Beverage Packaging Holdings (Luxembourg) III S.à r.l. towards Beverage Packaging Holdings (Luxembourg) I S.A.

Pledge Over Bank Accounts dated November 5, 2009, as amended on July 20, 2012, and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l. as pledgor and the Collateral Agent, over certain bank accounts opened with the Account Bank (as defined therein).

Share Pledge Agreement dated June 14, 2013 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l.as pledgor and the Collateral Agent, such pledge being granted over shares of Beverage Packaging Holdings (Luxembourg) VI S.à r.l.

Pledge Over Bank Accounts dated June 14, 2013 between Beverage Packaging Holdings (Luxembourg) VI S.à r.l. as pledgor and the Collateral Agent, over certain bank accounts opened with the Account Bank (as defined therein).

Pledge Over Receivables Agreement dated February 23, 2010 between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by Beverage Packaging Holdings (Luxembourg) I S.A. under certain intercompany loan agreements.

Pledge Over Receivables dated May 4, 2010 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l. as pledgor and the Collateral Agent in the presence of Beverage Packaging Holdings (Luxembourg) I S.A., such pledge having been granted over certain receivables held by Beverage Packaging Holdings (Luxembourg) III S.à r.l. under certain intercompany loan agreements.

Pledge Over Bank Accounts dated May 4, 2010 between Evergreen Packaging (Luxembourg) S.à r.l and the Collateral Agent, such pledge having been granted over certain bank accounts opened in the name of Evergreen Packaging (Luxembourg) S.à r.l with the Account Bank (as such term is defined therein).

Share Pledge Agreement dated March 20, 2012 and entered into between Beverage Packaging Holdings (Luxembourg) IV S.à r.l. as pledgor, the Collateral Agent and Beverage Packaging Factoring (Luxembourg) S.à r.l., such pledge having been granted over the shares held by Beverage Packaging Holdings (Luxembourg) IV S.à r.l. in the share capital of Beverage Packaging Factoring (Luxembourg) S.à r.l.

Pledge Over Bank Accounts dated March 20, 2012 and entered into by Beverage Packaging Holdings (Luxembourg) IV S.à r.l.as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of Beverage Packaging Holdings (Luxembourg) IV S.à r.l. with the Account Bank (as such term is defined therein).

Pledge Over Receivables Agreement dated November 7, 2012 between Beverage Packaging Holdings (Luxembourg) IV S.à r.l. as pledgor and the Collateral Agent, such pledge having been granted in respect of certain receivables owed to Beverage Packaging Holdings (Luxembourg) IV S.à r.l.by Beverage Packaging Factoring (Luxembourg) S.à r.l.

Pledge over CPECs Agreement dated November 7, 2012 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l as pledgor and the Collateral Agent, such pledge having been granted in respect of the CPECs (as defined therein) issued by Beverage Packaging Holdings (Luxembourg) IV S.à r.l. and held by Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Share Pledge Agreement dated December 20, 2012 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor, the Collateral Agent and Beverage Packaging Holdings (Luxembourg) V S.A., such pledge having been granted over the shares held by Beverage Packaging Holdings (Luxembourg) I S.A.I in the share capital of Beverage Packaging Holdings (Luxembourg) V S.A.

Pledge Over Bank Accounts dated December 20, 2012 and entered into by Beverage Packaging Holdings (Luxembourg) V S.A. as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of Beverage Packaging Holdings (Luxembourg) V S.A. with the Account Bank (as defined therein).

Share Pledge Agreement dated December 10, 2013 and entered into between the Reynolds Group Holdings Limited as pledgor, the Collateral Agent and Beverage Packaging Holdings (Luxembourg) II SA, such pledge having been granted over the shares held by the Reynolds Group Holdings Limited in the share capital of Beverage Packaging Holdings (Luxembourg) II SA

Pledge Over Bank Accounts dated December 10, 2013 and entered into by Beverage Packaging Holdings (Luxembourg) II SA as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of Beverage Packaging Holdings (Luxembourg) II SA with the Account Bank (as defined therein).

Share Pledge Agreement dated August 28, 2014 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l as pledgor, the Collateral Agent and Evergreen Packaging (Luxembourg) S.à r.l, such pledge having been granted over the shares held by Beverage Packaging Holdings (Luxembourg) III S.à r.l in the share capital of Evergreen Packaging (Luxembourg) S.à r.l.

“Secured Obligations”
MEXICO
Equity Interests Pledge Agreement (Contrato de Prenda sobre Acciones y Partes Sociales) dated January 29, 2010, as amended, restated, supplemented, assigned, acknowledged or otherwise modified, entered into by Closure Systems International B.V., Closure Systems Mexico Holdings LLC, CSI Mexico LLC, Grupo CSI de México, S. de R.L. de C.V. and CSI en Saltillo, S. de R.L. de C.V., as pledgors, and The Bank of New York Mellon, as pledgee, with the acknowledgment of, among others, CSI en Ensenada, S. de R.L. de C.V. and CSI Tecniservicio, S. de R.L. de C.V.

Equity Interests Pledge Agreement (Contrato de Prenda sobre Acciones y Partes Sociales) dated April 19, 2011, as amended, restated, supplemented, assigned, acknowledged or otherwise modified, entered into by Grupo CSI de México, S. de R.L. de C.V., Central de Bolsas, S. de R.L. de C.V., Servicios Industriales Jaguar, S.A. de C.V., Servicio Terrestre Jaguar, S.A. de C.V., Grupo Corporativo Jaguar, S.A. de C.V., Pactiv Corporation, CSI en Saltillo, S. de R.L. de C.V. and Pactiv International Holdings Inc., as pledgors, and The Bank of New York Mellon, as pledgee, with the acknowledgment of Pactiv México, S. de R.L. de C.V.

Partnership Interest Pledge Agreement (Contrato de Prenda sobre Parte Social) dated January 15, 2014, executed by and between Closure Systems International B.V., as pledgor, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee, with the acknowledgment of CSI en Saltillo, S. de R.L. de C.V.

Assignment Agreement dated as of October 15, 2014 by Pactiv Canada Inc. relating to a partnership interest in Reynolds Metals Company de Mexico S. de R.L. de C.V.

Assignment Agreement dated as of October 15, 2014 by Pactiv Canada Inc. relating to a partnership interest in Pactiv Foodservice Mexico S. de R.L. de C.V.

Assignment Agreement dated as of December 18, 2014 by Pactiv Canada Inc. relating to a partnership interest in Pactiv Mexico, S. de R.L. de C.V.

Pledge Assignment Agreement dated as of March 30, 2015 by Reynolds Packaging International B.V. relating to a partnership interest in Pactiv Foodservice Mexico S. de R.L. de C.V.

“Obligaciones Garantizadas”
THE NETHERLANDS
Notarial Deed of Pledge of Registered Shares dated November 5, 2009, as amended on December 31, 2013, between Closure Systems International (Luxembourg) S.à r.l. as pledgor, the Pledgee and Closure Systems International B.V. as the Company, in respect of which all rights and obligations of the pledgor have been assumed by Beverage Packaging Holdings (Luxembourg) VI S.à r.l.

Disclosed Pledge of Bank Accounts dated November 5, 2009 between Closure Systems International B.V. and Reynolds Consumer Products International B.V. (merged into Reynolds Packaging International B.V. on December 21, 2013) and the Pledgee (as defined therein).

Disclosed Pledge of Bank Accounts dated May 4, 2010 between Evergreen Packaging International B.V. and The Bank of New York Mellon.

Notarial Deed of Pledge of Registered Shares dated May 4, 2010, as amended on December 31, 2013, between Evergreen Packaging (Luxembourg) S.à.r.l and The Bank of New York Mellon in respect of shares in Evergreen Packaging International B.V.

Disclosed Pledge of Bank Accounts dated September 1, 2010 between Reynolds Packaging International B.V. and The Bank of New York Mellon.

Notarial Deed of Pledge of Registered Shares dated September 1, 2010, as amended on December 31, 2013, between Closure Systems International B.V. and The Bank of New York Mellon in respect of the shares numbered 1 through 180 in Reynolds Packaging International B.V.

Notarial Deed of Pledge of Registered Shares dated December 4, 2012, as amended on December 31, 2013, between Closure Systems International B.V. and The Bank of New York Mellon in respect of shares numbered 181 through 126,487 in Reynolds Packaging International B.V.

Notarial Deed of Pledge of Registered Shares dated June 1, 2012, as amended on December 31, 2013, between Graham Packaging Acquisition Corp. and The Bank of New York Mellon in respect of 65% of the shares held in Graham Packaging Holdings B.V.

Notarial Deed of Pledge of Registered Shares in the capital of Reynolds Packaging International B.V. dated July 31, 2014 as amended on August 13, 2014, between Closure Systems International B.V. as pledgor, Beverage Packaging Holdings (Luxembourg) VI S.à r.l. as purchaser, Reynolds Packaging International B.V. as company and The Bank of New York Mellon as collateral agent.

“Secured Obligations”
NEW ZEALAND
General Security Deed (first ranking) dated November 5, 2009 between Reynolds Group Holdings Limited as Chargor and The Bank of New York Mellon in its capacity as Collateral Agent.

Specific Security Deed (first ranking) dated November 5, 2009 between Reynolds Group Holdings Limited as Chargor and The Bank of New York Mellon in its capacity as Collateral Agent.

Specific Security Deed (first ranking) dated December 11, 2013 between Reynolds Group Holdings Limited as Chargor and Wilmington Trust (London) Limited in its capacity as Collateral Agent.

Specific Security Deed dated June 21, 2013 between Beverage Packaging Holdings (Luxembourg) I S.A.as Chargor and Wilmington Trust (London) Limited in its capacity as Collateral Agent.

General Security Deed dated June 16, 2015 between Beverage Packaging (New Zealand) Limited as Chargor and Wilmington Trust (London) Limited in its capacity as Collateral Agent.

Specific Security Deed dated June 16, 2015 between Beverage Packaging Holdings (Luxembourg) V S.A.as Chargor and Wilmington Trust (London) Limited in its capacity as Collateral Agent.

“Secured Liabilities”
UNITED KINGDOM
Security Over Shares Agreement over shares in Closure Systems International (UK) Limited granted by Closure Systems International B.V. dated December 2, 2009.

Security Over Shares Agreement over shares in Reynolds Consumer Products (UK) Limited granted by Reynolds Packaging International B.V. dated December 2, 2009.

Security Assignment of Contractual Rights under a specific contract (of around EUR 7 million) between Beverage Packaging Holdings (Luxembourg) I S.A. as lender and SIG Austria Holding GmbH as borrower dated February 23, 2010.

Security Assignment of Contractual Rights under a global loan agreement dated November 5, 2009 granted by Reynolds Packaging International B.V. in favour of The Bank of New York Mellon as collateral agent dated March 10, 2010.

Security Assignment of Contractual Rights under a global loan agreement dated November 5, 2009 granted by Closure Systems International B.V. in favour of The Bank of New York Mellon as collateral agent dated March 10, 2010.

Security Over Shares Agreement between Reynolds Packaging International B.V. and The Bank of New York Mellon, relating to shares in Ivex Holdings, Ltd dated September 1, 2010.

Security Over Cash Agreement granted by Reynolds Consumer Products Inc. (formerly Reynolds Foil Inc.) dated December 19, 2011, in favor of The Bank of New York Mellon in its capacity as Collateral Agent.

Security Over Cash Agreement granted by Reynolds Presto Products Inc. dated March 28, 2012, in favor of The Bank of New York Mellon in its capacity as Collateral Agent.

Security Over Cash Agreement granted by Closure Systems International Inc. dated September 28, 2012, in favor of The Bank of New York Mellon in its capacity as Collateral Agent.

Security Assignment of Contractual Rights entered into by and between The Bank of New York Mellon and Beverage Packaging Holdings (Luxembourg) III S.à r.l relating to loans made to SIG Euro Holding AG & Co KGaA and Closure Systems International B.V., dated December 2, 2009.

Security Assignment of Contractual Rights under a global loan agreement dated November 5, 2009 granted by Beverage Packaging Holdings (Luxembourg) III S.à r.l. in favor of The Bank of New York Mellon as collateral agent dated February 1, 2011.

Security Over Cash Agreement granted by Beverage Packaging Holdings (Luxembourg) III S.à r.l. dated November 1, 2013, in favor of The Bank of New York Mellon.

“Secured Liabilities”
UNITED STATES
U.S. Collateral Agreement, dated as of November 5, 2009, among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., each Subsidiary of Holdings (as defined therein) from time to time party thereto and The Bank of New York Mellon, as Collateral Agent.

Any Patent, Copyright or Trademark Agreement in effect on the date hereof with respect to any U.S. Grantor listed in Schedule A hereto.
“Obligations”

Part II
List of the Reaffirmed Security Documents
Collateral Agent: Wilmington Trust

JURISDICTION	DOCUMENTS	Local term covering “Obligations” as defined in the FLICA
COSTA RICA
Pledge of Quotas Agreement, executed by Closure Systems International B.V. This document was executed on January 29, 2010, by Closure Systems International B.V. (as Pledgor) and also by Wilmington Trust (London) Limited (as Pledgee).

“Obligations”
HONG KONG
Security over Shares Agreement dated February 25, 2010 entered into by Closure Systems International B.V. over its shares in Closure Systems International (Hong Kong) Limited.

Security over Shares Agreement dated June 1, 2012 entered into by Graham Packaging Company, L.P. over 65% of its shares in Graham Packaging Asia Limited.

“Secured Liabilities”
HUNGARY	Quota Charge Agreement dated January 29, 2010 over quotas in CSI Hungary Kft. granted by Closure Systems International B.V. in favour of Wilmington Trust (London) Limited.	“Obligations”

Grantors Reaffirming Guarantees Only

None

Excluded Grantors

None